UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2012

BERNARD CHAUS, INC.
(Exact Name of Registrant as Specified in Charter)

New York	1-9169	13-2807386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

530 Seventh Avenue New York, New York		10018
(Address of Principal Executive Offices)		(Zip Code)

(212) 354-1280 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 3.03                      Material Modification to Rights of Security Holders.

As previously disclosed, on April 3, 2012, Bernard Chaus, Inc., a New York corporation (the “Company”), entered into an Agreement and Plan of Merger (“Merger Agreement”) with Camuto Consulting, Inc., a Connecticut corporation (“CCI”), Camuto Merger Sub, Inc., a New York corporation and a wholly owned subsidiary of CCI (“Investor Newco”), Josephine Chaus, the Company’s chief executive officer and chairwoman, and certain family members and entities associated with Mrs. Chaus (collectively, the “Family Shareholders”), and BC Family Merger Corp., a New York corporation beneficially owned by the Family Shareholders (“Family Newco”), providing for the merger (the “Merger”) of Investor Newco and Family Newco with and into the Company, with the Company surviving the Merger.   The Merger was consummated on July 10, 2012.

As of the effective time of the Merger, each Company common share (other than shares owned by (i) the Company, Family Newco or Investor Newco or (ii) shareholders who have properly exercised and perfected appraisal rights under New York law), was converted into the right to receive $0.21 in cash, without interest and less any applicable withholding taxes.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, the following members of the Company’s board of directors resigned at the effective time of the Merger: Philip G. Barach and Robert Flug.  Following such resignations, Ariel Chaus, Vincent Camuto and Alex Del Cielo were elected to the board of directors. Josephine Chaus remained a director of the Company.

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the effective time and pursuant to the Merger Agreement, the certificate of incorporation of the Company was amended and the by-laws of the Company were amended and restated. The amendment to the certificate of incorporation and the amended and restated by-laws are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 5.03                      Submission of Matters to a Vote of Security Holders.

On July 9, 2012, the Company held a special meeting of shareholders (the “Special Meeting”) to adopt the Merger Agreement.  Adoption of the Merger Agreement required the affirmative vote of the holders of at least two-thirds of the shares of the Company’s common stock outstanding at the close of business on June 12, 2012, in accordance with New York law.  According to the report of the inspector of elections, at the Special Meeting the Merger Agreement was adopted by the shareholders of the Company. A second proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies was not needed.  At the Special Meeting, 32,195,709 shares voted in favor of the adoption of the Merger Agreement, 407,642 shares voted against the adoption of the Merger Agreement, and 416 shares abstained.

Item 9.01                      Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Description

3.1	Amendment to the Certificate of Incorporation of the Company.

3.2	Amended and Restated By-laws of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERNARD CHAUS, INC.

By:	/s/ William Runge
William Runge Chief Financial Officer

Date:  July 10, 2012

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to the Certificate of Incorporation of the Company.

3.2	Amended and Restated By-laws of the Company.